As Filed with the Securities and Exchange Commission on June 23, 2010

Registration No. 333-167078

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

HYDROGENICS CORPORATION —

CORPORATION HYDROGÉNIQUE

(Exact name of Registrant as specified in its charter)

Canada	3629	Not Applicable
(Province or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

5985 McLaughlin Road, Mississauga, Ontario, Canada L5R 1B8, (905) 361-3633

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System, 111 Eighth Avenue, New York, New York 10011, (212) 894-8400

(Name, address, and telephone number of agent for service in the United States)

Copies to:

Lawrence E. Davis	Andrew J. Beck, Esq.
Chief Financial Officer	Torys LLP
Hydrogenics Corporation	237 Park Avenue
5985 McLaughlin Road	New York, New York
Mississauga, Ontario, Canada	10017
L5R 1B8	(212) 880-6000
(905) 361-3633

Approximate date of commencement of proposed sale of the securities to the public:

From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Shares	200,000	$4.065	$813,000	$57.97	(2)

(1)

Computed in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices for the registrant’s common shares as reported on The NASDAQ Global Market on May 21, 2010.

(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 23, 2010

PRELIMINARY PROSPECTUS

HYDROGENICS CORPORATION

200,000 Common Shares

The 200,000 common shares (no par value) of Hydrogenics Corporation offered hereby may be sold from time to time by certain of our security holders listed under “Selling Shareholders” in this prospectus (the “Selling Shareholders”).  See “Selling Shareholders.”

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of these shares by the Selling Shareholders.  We will bear all fees and expenses incurred by us in connection with our obligation to register the common shares other than any fees and expenses incurred by the Selling Shareholders, including selling commissions and transfer taxes applicable to the sale of common shares or any fees and disbursements of counsel for the Selling Shareholders.

Pursuant to Settlement Agreements with the Selling Shareholders (as described under “Private Placement of Common Shares” in this prospectus), we are filing this prospectus to register the common shares for secondary sales by the Selling Shareholders.

The securities offered hereby have not been and will not be qualified for sale by way of a prospectus under the securities laws of Canada or any province or territory of Canada.  The securities were not offered or sold in Canada or to a Canadian resident and the securities are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada, or to any resident thereof.  This prospectus has not been filed in respect of, and will not qualify, any distribution of shares in any province or territory of Canada.  Prior to a specified date, any certificate evidencing the common shares will bear a legend to the effect that such holders will not resell the shares to any Canadian resident or in Canada.  See “Plan of Distribution” and “Canadian Transfer Restrictions.”

The Selling Shareholders have not advised us of any specific plans for the distribution of the shares offered hereby, but it is anticipated that the shares may be sold from time to time in transactions (which may include block transactions) on The NASDAQ Global Market (the “NASDAQ”) or the Toronto Stock Exchange (the “TSX”) at the market prices then prevailing.  Sales of the shares offered hereby may also be made through negotiated transactions or otherwise.  The Selling Shareholders and the brokers and dealers through which the sales of the shares offered hereby may be made may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and their commissions and discounts and other compensation may be regarded as underwriters’ compensation.  See “Plan of Distribution.”

Our common shares are quoted on the NASDAQ under the symbol “HYGS” and listed on the TSX under the symbol “HYG.”  On June 22, 2010, the closing price of our common shares was US$3.87 on the NASDAQ and Cdn$3.91 on the TSX.

Investing in our securities involves risks.  See “Risk Factors” beginning on page 2 of this prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR PROVINCIAL SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is June 23, 2010.

Neither the delivery of this prospectus nor the registration of the common shares hereunder shall, under any circumstances, create any implication that there has been no change in our business or affairs since the respective dates as of which information is given herein.

This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus.  All such summaries are qualified in their entirety by such reference.  In making an investment decision, you must rely on your own examination of us and the terms of common shares, including the merits and risks involved.

We are not making any representation to any person acquiring the common shares regarding the legality of an investment in the common shares by such purchaser under any legal investment or similar laws or regulations.  You should not consider any information in this prospectus to be legal, business or tax advice.  You should consult your own attorney, accountant, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common shares.

You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the common shares under the laws and regulations in force in the jurisdiction to which you are subject or in which you make such purchase, offer or sale, and we will not have any responsibility therefore.

i

You should rely only on the information contained in or incorporated by reference into this prospectus.  References to this “prospectus” include documents incorporated by reference. See “Documents Incorporated by Reference.”  The information in or incorporated by reference into this prospectus is current only as of its date.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to offer these securities.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, the terms “Hydrogenics,” “Company,” “we,” “us” and “our” refer to Hydrogenics Corporation and its consolidated subsidiaries and, where the context requires, includes our predecessor and its consolidated subsidiaries prior to October 27, 2009.

Except where otherwise indicated, all dollar amounts are expressed in U.S. dollars, references to “US$” and “dollars” are to U.S. dollars, and references to “Cdn$” are to Canadian dollars.

Unless otherwise indicated, all references in this document to our securities have, where necessary, been adjusted to reflect the share consolidation effected on March 12, 2010, which resulted in one post-consolidation common share for every 25 pre-consolidation common shares (the “Share Consolidation”).

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common shares offered hereby (as amended and supplemented, the “Registration Statement”).  This prospectus forms part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto.  For further information pertaining to the Company and the common shares offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith.  See “Where You Can Find More Information” for information on how to obtain the Registration Statement.  The statements contained in this prospectus concerning any contract or document are not necessarily complete; where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit.

We prepare our financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), and are subject to Canadian auditing and auditor independence standards. Our financial statements may not be comparable to financial statements of U.S. companies.  Information regarding the impact upon our financial statements of significant differences between Canadian GAAP and U.S. generally accepting accounting principles is contained in the notes to our audited consolidated financial statements incorporated by reference in this prospectus.  Our unaudited interim consolidated financial statements for the three months ended March 31, 2010 do not contain a reconciliation of financial information from Canadian GAAP to U.S. GAAP.  The differences between Canadian GAAP and U.S. GAAP remain materially the same as at December 31, 2009 except for new differences related to the accounting for warrants issued in January 2010.  Under Canadian GAAP, the warrants are valued using the relative fair valued method and included within shareholders’ equity.  Under U.S. GAAP, the warrants are fair valued using the residual value method and are classified as a liability.  The warrants are then recorded at their fair value at the end of each reporting period with differences in fair value being recorded in the income statement for the period.

Owning our common shares may subject you to tax consequences.  This prospectus and any information incorporated herein may not describe these tax consequences fully.

ii

SUMMARY

The summary below highlights selected information contained elsewhere in this prospectus or incorporated by reference herein.  This summary may not contain all of the information that you should consider before buying our common shares from the Selling Shareholders.  You should carefully read this entire prospectus, including each of the documents incorporated by reference herein, before making an investment decision.

Our Company

We are a globally recognized developer and provider of hydrogen generation and fuel cell products.

On October 27, 2009, we completed a non-dilutive financing transaction involving Algonquin Power Income Fund (“APIF”) and our predecessor (“Old Hydrogenics”), which was renamed Algonquin Power & Utilities Corp.  Among other things, the transaction involved the transfer of substantially all of the assets, liabilities and operations of our predecessor to us, and the redemption of our predecessor’s common shares for our common shares on a one-for-one basis and accounted for using a continuity of interests method.  As a result, for financial statement purposes, we are considered to continue the existing business of our predecessor and the proceeds that we received in connection with this transaction are accounted for as a realization of our predecessor’s tax assets.  Investors should refer to our Annual Report on Form 20-F for the year ended December 31, 2009 for information regarding this transaction, which is incorporated by reference in this prospectus.

For further details concerning the Company and our business, see “Documents Incorporated by Reference.”

Our head and registered office is at 5985 McLaughlin Road, Mississauga, Ontario, Canada L5R 1B8.  Our telephone number is (905) 361-3660.

The Offering

Common shares offered by Selling Shareholders	Up to 200,000 common shares

Common shares to be outstanding immediately after this offering	4,401,976 common shares

Use of proceeds	We will not receive any of the proceeds from the sale of the common shares offered in this prospectus.

Listing	Our common shares are quoted on the NASDAQ under the symbol “HYGS” and listed on the TSX under the symbol “HYG.”

Risk factors	An investment in our common shares involves certain risks which should be carefully considered by prospective investors before investing in our common shares. See “Risk Factors.”

The number of common shares to be outstanding immediately after the completion of the offering is based on 4,401,973 common shares outstanding on June 21, 2010.

RISK FACTORS

Prior to making an investment decision, prospective investors should consider carefully the information and financial data included or incorporated by reference in this prospectus, including, but not limited to, the risk factors discussed in our Annual Report on Form 20-F for the year ended December 31, 2009, including under “Item 3. Key Information — Risk Factors,” “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects,” and “Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds,” as updated by our subsequent filings with the Commission pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which are incorporated by reference herein, including, but not limited to, our management’s discussion and analysis of financial condition and results of operations as at and for the three months ended March 31, 2010, filed as exhibit 99.2 to our Form 6-K filed on May 12, 2010.  See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

There are regulatory restrictions on your ability to resell the common shares offered hereby.

Unless the common shares offered hereby are sold pursuant to the registration statement of which this prospectus is a part, you may transfer or resell the common shares only in a transaction exempt from registration under the Securities Act and applicable U.S. state securities laws.  Although we are obligated to register resales of the common shares under the Securities Act, for a limited period, no assurance can be given as to the ability of Selling Shareholders to sell their common shares.  Although we are required to register resales of the common shares, the registration statement may not be available to holders at all times.  In addition, the Selling Shareholders may be subject to certain restrictions and potential liability under the Securities Act.  In addition, unless permitted under Canadian securities laws, the common shares offered hereby may not be resold to any Canadian resident or in Canada (a) until a date that is 40 days after the issuance of the common shares and (b) after 40 days unless the conditions in subsection 2.6(3) of National Instrument 45-102 are satisfied or such trade is otherwise permitted under applicable Canadian securities laws.  See “Canadian Transfer Restrictions.”

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute “forward-looking information,” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking statements”). Forward- looking statements can be identified by the use of words, such as “plans,” “expects,” or “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates,” or “believes” or variations of such words and phrases or state that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. These forward-looking statements relate to, among other things, our future results, levels of activity, performance, goals or achievements or other future events. These forward-looking statements are based on current expectations and various assumptions and analyses made by us in light of our experience and our perceptions of historical trends, current conditions and expected future developments and other factors that we believe are appropriate in the circumstances. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in our forward-looking statements.

These risks, uncertainties and factors include, but are not limited to: our inability to increase our revenues or raise additional funding to continue operations, execute our business plan, or to grow our business; inability to address a sustained or broad economic recession, and its impact on our business, results of operations and consolidated financial condition; our limited operating history; inability to implement our business strategy; fluctuations in our quarterly results; failure to maintain our customer base that generates the majority of our revenues; currency fluctuations; failure to maintain sufficient insurance coverage; changes in value of our goodwill; failure of a significant market to develop for our products; failure of hydrogen being readily available on a cost-effective basis; changes in government policies and regulations; failure of uniform codes and standards for hydrogen-fuelled vehicles and related infrastructure to develop; failure to compete with other developers and manufacturers of products in our industry; failure to compete with developers and manufacturers of traditional and alternative technologies; failure to develop partnerships with original equipment manufacturers, governments, systems integrators and other third parties; inability to obtain sufficient materials and components for our products from suppliers; failure to manage expansion of our operations; failure to manage foreign sales and operations; failure to recruit, train and retain key management personnel; inability to integrate acquisitions; failure to develop adequate manufacturing processes and capabilities; failure to complete the development of commercially viable products; failure to produce cost-competitive products; failure or delay in field testing of our products; failure to produce products free of defects or errors; inability to adapt to technological advances or new codes and standards; failure to protect our intellectual property; our involvement in intellectual property litigation; exposure to product liability claims; failure to meet rules regarding passive foreign investment companies; actions of our significant and principal shareholders; dilution as a result of significant issuances of our common shares and preferred shares; inability of U.S. investors to enforce U.S. civil liability judgments against us; volatility of our common share price; dilution as a result of the exercise of options; and regulatory restrictions on the ability to resell the common shares.  These risk factors and others are discussed in more detail under “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2009, including under “Item 3. Key Information — Risk Factors,” “Item 4. Information on the Company,” “Item

5. Operating and Financial Review and Prospects,” and “Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds,” which are incorporated by reference herein, as updated by our management’s discussion and analysis of financial condition and results of operations as at and for the three months ended March 31, 2010, filed as exhibit 99.2 to our Form 6-K filed on May 12, 2010, which is also incorporated by reference herein.

These factors may cause the Company’s actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements. Forward-looking statements do not take into account the effect that transactions or non-recurring or other special items announced or occurring after the statements are made have on the Company’s business. For example, they do not include the effect of business dispositions, acquisitions, other business transactions, asset write-downs or other charges announced or occurring after forward-looking statements are made. The financial impact of such transactions and non-recurring and other special items can be complex and necessarily depends on the facts particular to each of them.

Actual results and developments are likely to differ, and may differ materially, from those expressed or implied in the forward-looking statements contained herein and as such, you are cautioned not to place undue reliance on these forward-looking statements. Many of these risks are beyond our control and current expectation and knowledge.  Therefore, should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, our actual results and performance may vary significantly from what we currently foresee.  Accordingly, we warn investors to exercise caution when considering any statements herein containing forward-looking statements and to not place undue reliance on such statements and underlying assumptions.  We are under no obligation (and expressly disclaim any such obligation) to update or alter statements containing forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares offered in this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of March 31, 2010, as adjusted to reflect the issuance of the 200,000 common shares to the Selling Shareholders on May 25, 2010.  The information in this table should be read in conjunction with our consolidated financial statements incorporated by reference into this prospectus.  See our consolidated financial statements for the three months ended March 31, 2010, which is incorporated by reference into this prospectus, for information regarding our indebtedness.  There have been no material changes to our capitalization or indebtedness since March 31, 2010.

	As of March 31, 2010 (US$ in thousands)	Pro-Forma As of March 31, 2010 (US$ in thousands) (1)
	(Unaudited)	(Unaudited)
Shareholders’ equity
Common shares (1)	309,979	310,742
Series A purchaser warrants	778	778
Series B purchaser warrants	881	881
Contributed surplus	16,796	16,796
Deficit	(304,371)	(304,371)
Accumulated other comprehensive loss	(6,195)	(6,195)

Total capitalization	$17,868	$18 631

Notes:

(1)                                 The value of the 200,000 common shares issued to the Selling Shareholders was determined using the closing share price on the NASDAQ on May 17, 2010 of US$4.29, less expected share issuance costs of US$95.  As at March 31, 2010, we had included in accounts payable and accrued liabilities in our consolidated financial statements a US$1.0 million non-cash charge in selling, general and administrative expenses reflecting our best estimate of the costs to settle our disputes with the Selling Shareholders at that time.  See our Annual Report on Form 20-F for information regarding our disputes with the Selling Shareholders.

PRICE RANGE OF OUR SHARES

The following table sets forth the reported trading prices in Canadian dollars and U.S. dollars for our common shares on the TSX and NASDAQ, respectively, since January 1, 2010.  The market price information presented in the table below has been adjusted to reflect the Share Consolidation.  See also “Item 9.  The Offer and Listing” of our Annual Report on Form 20-F for the year ended December 31, 2009 for additional information regarding our trading prices for our common shares, which is incorporated by reference herein.  On June 22, 2010, the closing price of our common shares was US$3.87 on the NASDAQ and Cdn$3.91 on the TSX.

	TSX		NASDAQ
	High (Cdn$)	Low (Cdn$)	High (US$)	Low (US$)
2010
First Quarter	13.75	4.89	13.50	4.61
Monthly Market Prices
2010
January	13.75	9.50	13.50	9.00
February	10.00	5.75	9.25	5.25
March	7.87	4.70	7.75	4.61
April	5.15	4.23	5.16	4.20
May	4.86	4.00	4.83	3.76
June 1 to June 22	4.50	3.77	4.50	3.75

PRIVATE PLACEMENT OF COMMON SHARES

We are registering common shares issued in a private placement to the Selling Shareholders.  On May 21, 2010, we entered into a settlement agreement (“Settlement Agreement”) with each of the Selling Shareholders, pursuant to which, we sold 100,000 common shares to each of the Selling Shareholders, for an aggregate of 200,000 common shares to the Selling Shareholders as a group.  In addition, we are filing the Registration Statement of which this prospectus is a part pursuant to separate Settlement Agreements with each of the Selling Shareholders regarding disputes with the Selling Shareholders.  For additional information regarding the Settlement Agreements, see our Form 6-K filed on May 25, 2010, which is incorporated by reference herein.

SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell up to 200,000 common shares of the Company pursuant to this prospectus.  When we refer to “Selling Shareholders” in this prospectus, we mean those persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interest in our common shares other than through a public sale.  The common shares being offered by the Selling Shareholders were acquired from us on May 25, 2010 in a private placement.  We have agreed to file the Registration Statement to enable resales of the common shares received by the Selling Shareholders pursuant to separate Settlement Agreements between the Company and each of the Selling Shareholders.

We had previously issued common shares and warrants to the Selling Shareholders in a registered direct offering in January 2010.  See our Annual Report on Form 20-F for the year ended December 31, 2009 for information regarding the January 2010 offering, which is incorporated by reference herein.  Except for the ownership of the common shares and warrants issued to the Selling Shareholders in 2010, the Selling Shareholders have not had any material relationship with us or any of our predecessors or affiliates within the past three years.

The following table sets forth certain information as of May 25, 2010 with respect to the beneficial ownership of the common shares by the Selling Shareholders and is based on the information provided to us by the Selling Shareholders around the time of the initial filing of the Registration Statement.  Except as set forth in the footnotes to the table, all of these common shares are owned with sole voting and investment power.  The Selling Shareholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

	Common Shares Owned prior to Offering		Number of Common Shares Offered	Common Shares Owned after Offering (2)
Name of Selling Shareholder	Number	Percent (1)	Hereby	Number	Percent (1)
Alpha Capital Anstalt (3)(4) c/o LH Financial Services Corp. 150 Central Park South, 2nd Fl. New York, New York 10019 Attn: Joe Hammer	277,948	6.31%	100,000	226,810	4.9%

Iroquois Master Fund Ltd. (5)(6) 641 Lexington Avenue, 26th Floor New York, New York 10022	221,658	4.9%	100,000	226,810	4.9%

Notes:

(1)                                  Applicable percentage of ownership is based on 4,401,976 common shares outstanding as of May 24, 2010.

(2)                                  Unless otherwise indicated, assumes that each Selling Shareholder will resell all of the common shares offered pursuant to this prospectus.

(3)                                  Common Shares Beneficially Owned prior to Offering:

Excludes 250,001 common shares issuable upon exercise of warrants held by Alpha Capital Anstalt (“Alpha”) because each of the warrants contains a blocker provision under which the holder thereof does not have the right to exercise each of the warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with its affiliates, of more than 4.9% of the common shares.  See our Annual Report on Form 20-F for the year ended December 31, 2009, which is incorporated by reference herein, for information regarding these warrants.

Common Shares Beneficially Owned after Offering:

Includes 177,948 common shares held by Alpha and 44,862 common shares that are issuable upon exercise of warrants held by Alpha, and all such 226,810 common shares in the aggregate represent beneficial ownership of approximately 4.9% of the common shares, based on (1) 4,401,976 common shares issued and outstanding, plus (2) 226,810 common shares issuable upon exercise of the warrants.  The foregoing excludes 205,139 common shares issuable upon exercise of the warrants held by Alpha because each of the warrants contains a blocker provision under which the holder thereof does not have the right to exercise each of the warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with its affiliates, of more than 4.9% of the common shares.

(4)                                  As Konrad Ackerman makes voting and investment decisions on behalf of Alpha, he may be deemed to have voting control and investment discretion over securities held by Alpha.  As a result of the foregoing, Mr. Ackerman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Alpha.

(5)                                  Common Shares Beneficially Owned prior to Offering:

Includes 121,658 common shares that are issuable upon exercise of warrants (the “Warrants”) held by IMF (as defined below), and all such 221,658 common shares in the aggregate represent beneficial ownership of approximately 4.9% of the common shares, based on (1) 4,401,976 common shares issued and outstanding, plus (2) 121,658 common shares issuable upon exercise of the Warrants. The foregoing excludes 128,343 common shares issuable upon exercise of the Warrants because each of the Warrants contains a blocker provision under which the holder thereof does not have the right to exercise each of the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with its affiliates, of more than 4.9% of the common shares.  Includes 226,810 common shares that are issuable upon exercise of warrants (the “Warrants”) held by IMF, and all such 226,810 common shares in the aggregate represent beneficial ownership of approximately 4.9% of the common shares, based on (1) 4,401,976 common shares issued and outstanding, plus (2) 226,810 common shares issuable upon exercise of the Warrants. The foregoing excludes 23,190 common shares issuable upon exercise of the Warrants because each of the Warrants contains a blocker provision under which the holder thereof does not have the right to exercise each of the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with its affiliates, of more than 4.9% of the common shares.  See our Annual Report on Form 20-F for the year ended December 31, 2009, which is incorporated by reference herein, for information regarding these warrants.

Common Shares Beneficially Owned after Offering:

Includes 226,810 common shares that are issuable upon exercise of warrants (the “Warrants”) held by IMF, and all such 226,810 common shares in the aggregate represent beneficial ownership of approximately 4.9% of the common shares, based on (1) 4,401,976 common shares issued and outstanding, plus (2) 226,810 common shares issuable upon exercise of the Warrants.  The foregoing excludes 23,191 common shares issuable upon exercise of the Warrants because each of the Warrants contains a blocker provision under which the holder thereof does not have the right to exercise each of the Warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with its affiliates, of more than 4.9% of the common shares.

(6)                                  Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund Ltd. (“IMF”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF.  As Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF, they may be deemed to have voting control and investment discretion over securities held by IMF.  As a result of the foregoing, each of Iroquois Capital, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.

PLAN OF DISTRIBUTION

We are registering the common shares issued to the Selling Shareholders in connection with a settlement of alleged claims arising out of the Share Consolidation to permit the resale of these common shares by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares.  We will bear all fees and expenses incurred by us in connection with our obligation to register the common shares other than any fees and expenses incurred by the Selling Shareholders, including selling commissions and transfer taxes applicable to the sale of common shares or any fees and disbursements of counsel for the Selling Shareholders.

Subject to the restrictions set out in “Canadian Transfer Restrictions”, (a) the Selling Shareholders may sell all or a portion of the common shares held by them and offered hereby from time to time on any stock exchange, market or trading facility on which the common shares are traded or in private transactions, (b) the common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices, and (c) these sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales made after the date the registration statement is declared effective by the SEC;

•                  broker-dealers may agree with a Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell common shares under Rule 144 promulgated under the Securities Act, if available, or otherwise rather than under this prospectus. In connection with sales of the common shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The Selling Shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed common shares in connection with such short sales. The Selling Shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such common shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such common shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all fees and expenses of the registration of the common shares pursuant to the Settlement Agreements, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Shareholder will pay all underwriting discounts and selling commissions, transfer taxes applicable to the sale of common shares, if any and all fees and disbursements of counsel for the Selling Shareholders. We will indemnify Iroquois against liabilities, including some liabilities under the Securities Act in accordance with the Settlement Agreement with Iroquois or Iroquois will be entitled to contribution. We may be indemnified by Iroquois against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by Iroquois in accordance with the Settlement Agreement with Iroquois or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates, subject to the restrictions set forth under “Canadian Transfer Restrictions”.

The securities offered hereby have not been and will not be qualified for sale by way of a prospectus under the securities laws of Canada or any province or territory of Canada.  The securities are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada, or to any resident thereof.  This prospectus has not been filed in respect of, and will not qualify, any distribution of shares in any province or territory of Canada.  Prior to a specified date, any certificate evidencing the common shares will bear a legend to the effect that such holders will not resell the shares to any Canadian resident or in Canada. See “Canadian Transfer Restrictions”.

CANADIAN TRANSFER RESTRICTIONS

The common shares offered hereby were not offered or sold in Canada or to a Canadian resident.  Unless permitted by Canadian laws, the common shares offered hereby may not be sold to any Canadian resident or in Canada for a period of 40 days after the date of issuance of the common shares.  A legend to this effect will be placed on the common shares prior to this time.  After 40 days, the common shares offered hereby may not be sold in Canada or to a Canadian resident unless the conditions in subsection 2.6(3) of National Instrumental 45-102 are satisfied or such trade is otherwise permitted under applicable Canadian securities laws.  See “Risk Factors — There are regulatory restrictions on your ability to resell the common shares offered hereby.”

CERTAIN UNITED STATES INCOME TAX CONSIDERATIONS

United States Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of common shares that are acquired in this offering. Except where otherwise stated, this discussion only applies to “U.S. Holders” (as defined below) who hold common shares as “capital assets” within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that we are not a “controlled foreign corporation” for U.S. federal income tax purposes. This discussion is intended for general information only and does not discuss all of the tax consequences that may be relevant to the particular circumstances of a U.S. Holder. Furthermore, the discussion does not address special situations that may apply to particular U.S. Holders including, but not limited to, holders subject to the U.S. federal alternative minimum tax, U.S. expatriates, tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, dealers in securities, private foundations, traders in securities who elect to apply a mark-to-market method of accounting, financial institutions, banks, insurance companies, regulated investment companies, partnerships or other pass-through entities, U.S. Holders who own (directly, indirectly or by attribution) 10 per cent or more of the total combined voting power of all classes of our stock entitled to vote, U.S. Holders whose “functional currency” is not the U.S. dollar, and persons who hold common shares in connection with a “straddle”, “hedging”, “conversion” or other risk reduction transaction. This discussion does not address the tax consequences to U.S. Holders of common shares under any state, local, foreign and other tax laws and does not address any aspect of U.S. federal tax law other than income taxation. This discussion does not apply to holders who are not U.S. Holders.

The U.S. federal income tax consequences set forth below are based upon the Code, existing and proposed Treasury regulations promulgated thereunder, court decisions, revenue rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof and all of which are subject to change or changes in interpretation. Prospective investors should particularly note that any such change or changes in interpretation could have retroactive effect so as to result in U.S. federal income tax consequences different from those discussed below. No advance income tax ruling has been or will be sought or obtained from the IRS with respect to the tax consequences described below and, as a result, there can be no assurance that the IRS will take a similar view as to any of the tax consequences described in the summary.

As used herein, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

•                  an individual who is a citizen or resident of the United States;

•                  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

•                  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (b) the trust has validly made an election to be treated as a U.S. person under the applicable Treasury regulations.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is the holder of common shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the status and activities of the partnership. A holder of common shares that is a partnership, and partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax consequences of holding and disposing of common shares.

Prospective investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the purchase, ownership and disposition of common shares, including the tax consequences under any state, local, foreign and other tax laws.

Common Shares

Distributions

Subject to the passive foreign investment company rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to common shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of such U.S. Holder, as a dividend, to the extent attributable to our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in its common shares, causing a reduction in the adjusted basis of such common shares. Thereafter, to the extent that such distribution exceeds a U.S. Holder’s adjusted tax basis in its common shares, the distribution will be treated as gain from the sale or exchange of such common shares. We do not intend to calculate our earnings and profits under U.S. federal income tax rules. Accordingly, U.S. Holders should expect that a distribution generally will be treated as a dividend for U.S. federal tax information reporting purposes. Provided that we are not treated as a passive foreign investment company, described below, we believe that we are considered to be a “qualified foreign corporation,” and therefore distributions, if any, to non-corporate U.S. Holders (including individuals) that are treated as dividends should qualify for a reduced rate of tax for dividends received on or before December 31, 2010. If we are a passive foreign investment company under the rules discussed below, distributions treated as dividends will be taxable at the higher ordinary income tax rates. Dividends on common shares will not be eligible for the dividends received deduction allowed to corporations under the Code.

The amount of any dividend paid in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will equal the U.S. dollar value of the Canadian dollars calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars by a U.S. Holder will be treated as U.S.-source ordinary income or loss.

A U.S. Holder may be entitled to deduct or credit the amount of Canadian withholding tax imposed on dividends paid to such holder, subject to applicable limitations in the Code. For purposes of calculating the foreign tax credit, dividends paid on the common shares generally will be treated as income from foreign sources and generally will constitute “passive category income.” The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition

Subject to the passive foreign investment company rules discussed below, a U.S. Holder will recognize capital gain or loss on the sale, exchange or other taxable disposition of common shares in an amount equal to the difference between the amount realized on such sale, exchange or other taxable disposition of the common shares and the U.S. Holder’s adjusted tax basis in the common shares. For taxable years beginning on or before December 31, 2010, capital gains of non-corporate U.S. Holders derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

Generally adverse U.S. federal income tax rules apply to U.S. Holders owning shares of a passive foreign investment company (a “PFIC”). A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either at least 75% of its gross income is “passive income” (the “income test”), or on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). For this purpose, passive income generally includes, among other things, dividends, interest, certain rents and royalties, certain gains from the sales of commodities, and gains from the disposition of passive assets.

Based on our structure and the composition of our income and assets, we do not believe we were a PFIC for the taxable year ended December 31, 2009, nor do we expect to be a PFIC for the current year or for subsequent taxable years. However, because the PFIC determination is made annually at the close of the taxable year in question on the basis of facts and circumstances that may be beyond our control and because the principles and methodology for applying the PFIC tests are not entirely clear, there can be no assurance that we will not be a PFIC in the current or subsequent taxable years.

If we were a PFIC in any taxable year during a U.S. Holder’s holding period for common shares, the U.S. Holder would, absent certain elections (including the mark-to-market election described below), be subject to special rules with respect to “excess distributions” made by us on the common shares and with respect to gain from the sale, exchange or disposition of common shares. An “excess distribution” generally is defined as the excess of distributions with respect to the common shares received by a U.S Holder in any taxable year over 125% of the average annual distributions the U.S. Holder has received from us during the shorter of the three preceding taxable years, or the U.S. Holder’s holding period for the common shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the sale, exchange or disposition of the common shares ratably over its holding period for the common shares. The amounts allocated to the taxable year of the sale, exchange or disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for the other taxable year, and an interest charge would be imposed on the amount allocated to the taxable year. These rules would apply to a U.S. Holder that held common shares during any year in which we were a PFIC, even if we were not a PFIC in the year in which the U.S. Holder sold common shares or received an excess distribution in respect of its common shares.

If we were a PFIC in any taxable year, then, provided certain requirements were met, a U.S. Holder might be able to make a mark-to-market election to alleviate certain of the tax consequences referred to above. A “qualified electing fund” election would not be available to U.S. Holders, because we do not intend to provide the necessary information to allow U.S. Holders to make such an election for any tax year in which we were a PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax consequences that would arise if we were treated as a PFIC for any year, as well as the availability of any elections to mitigate the adverse tax consequences to a U.S. Holder if we were a PFIC.

Under recently enacted U.S. federal income tax legislation and subject to future guidance, if we were a PFIC in any taxable year, U.S. Holders would be required to file, for taxable years beginning on or after March 18, 2010, an annual information return with the IRS relating to their ownership of common shares.  This new filing requirement is in addition to any pre-existing reporting requirements that apply to a U.S. Holder’s interest in a PFIC (which the recently enacted tax legislation does not affect).  You are urged to consult your own tax advisor regarding the new filing requirement for shareholders of a PFIC.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to the payment of dividends on the common shares or the proceeds received on the sale, exchange, or other taxable disposition of common shares paid within the U.S. (and in certain cases, outside the U.S.) to U.S. Holders other than certain exempt recipients. In addition, a backup withholding tax (currently imposed at a rate of 28%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number, or is notified by the IRS that it has failed to report dividends or interest required to be shown on its U.S. federal income tax returns. The amount of any backup withholding from a payment to a U.S. Holder generally will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, and may entitle the U.S. Holder to a refund, provided that the required information is provided to the IRS in a timely manner.

Subject to specified exceptions and future guidance, recently enacted U.S. federal income tax legislation generally requires a U.S. Holder that is an individual to report to the IRS certain interests owned by such U.S. Holder in stock or securities issued by a non-U.S. person (such as the Company). This new reporting requirement applies for taxable years beginning after March 18, 2010. Failure to report information required under this legislation could result in substantial penalties. You are urged to consult your own tax advisor regarding the information reporting obligations that may arise from the ownership of common shares.

The above summary is not intended to constitute a complete analysis of all tax consequences relating to the purchase, ownership and disposition of the common shares. Each prospective investor should consult with its own tax advisor concerning the tax consequences with regard to its particular circumstances.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation organized under the laws of Canada.  Most of our directors and officers, as well as certain of the experts named in this prospectus, are residents of Canada and all or a substantial portion of our assets and the assets of such persons may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon our directors or officers, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors or officers under U.S. federal securities laws. We have been advised by Torys LLP that a judgment of a U.S. court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

EXPENSES

The following are the estimated expenses in connection with the distribution of the common shares being registered hereunder.

Securities and Exchange Commission registration fee*	US$	57.97
Accounting fees and expenses		25,000
Legal fees and expenses		60,000
Miscellaneous expenses		10,000

Total	US$	95,057.97

Note:

*                 Actual fee.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for the Company by Torys LLP, 237 Park Avenue, New York, New York 10017.

EXPERTS

Our financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the Registration Statement on Form F-3 filed with the Commission and does not contain all of the information in the Registration Statement.  The full Registration Statement may be obtained from the Commission, as indicated below.

We are a public company and file annual and special reports and other information with the Canadian securities regulatory authorities and the Commission. You may read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. Our filings with the Commission are also available to the public at the Commission’s website at www.sec.gov. Copies of documents that we have filed with the securities regulatory authorities in Canada may be obtained over the Internet at the Canadian Securities Administrators’ website at www.sedar.com. Our common shares are quoted on NASDAQ and certain of our filings with the Commission are also available through The NASDAQ Stock Market, Inc. website at www.NASDAQ.com.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by us with the Commission are specifically incorporated by reference in this prospectus:

1.               the description of our capital stock contained in our registration statement on Form F-3 (File No. 333-162998), which was declared effective by the Commission on December 31, 2009, and in the related prospectus supplement no. 1 to the shelf prospectus contained in the Form F-3, which was filed on January 12, 2010;

2.               our Annual Report on Form 20-F for the year ended December 31, 2009, filed on March 26, 2010;

3.               our management’s discussion and analysis of financial condition and results of operations as at and for the years ended December 31, 2009 and 2008, filed as exhibit 99.2 to our Form 6-K on March 26, 2010;

4.               our management’s discussion and analysis of financial condition and results of operations as at and for the three months ended March 31, 2010, filed as exhibit 99.2 to our Form 6-K filed on May 12, 2010;

5.               our unaudited consolidated financial statements for the three months ended March 31, 2010, filed as exhibit 99.3 to our Form 6-K filed on May 12, 2010;

6.               our management proxy circular dated March 25, 2010 in connection with our annual and special meeting of shareholders to be held on May 12, 2010, filed as exhibit 99.2 to our Form 6-K filed on April 9, 2010;

7.               the business acquisition report regarding the transaction with APIF, filed as exhibit 99.1 to our Form 6-K on January 11, 2010;

8.               our Form 6-Ks filed on January 12, 2010 and January 19, 2010 regarding a registered direct offering with the Selling Shareholders;

9.               our Form 6-Ks filed on February 8, 2010 and March 12, 2010 regarding our Share Consolidation;

10.         our Form 6-K filed on March 19, 2010 regarding update on NASDAQ trading status;

11.         our Form 6-K filed on April 28, 2010 regarding settlement of litigation with American Power Conversion Corporation; and

12.         our Form 6-Ks filed on February 26, 2010, March 2, 2010 and May 25, 2010 regarding the disputes with Alpha Capital Anstalt and Iroquois Master Fund Ltd. and the settlement of such disputes.

All documents filed with the Commission by us pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the common shares hereunder shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

We also incorporate by reference all subsequent annual reports on Form 20-F or Form 40-F that we file with the Commission, all subsequent interim financial statements filed on Form 6-K with the Commission pursuant to the Exchange Act and certain reports on Form 6-K that we furnish to the Commission (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, no document of Algonquin Power & Utilities Corp. filed by it with the securities regulatory authorities in Canada or filed with or furnished to the Commission on or after October 27, 2009 shall nor shall be deemed to be incorporated by reference into or constitute a part of this prospectus, and we expressly disclaim any such incorporation by reference or inclusion.

Upon a new annual report and new annual financial statements being filed with and accepted by the applicable securities regulatory authorities during the currency of this prospectus, the previous annual report, the previous annual financial statements and all interim financial statements, material change reports and information circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities hereunder.

The Company hereby undertakes to provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any of the above documents. Such requests should be addressed to Lawrence E. Davis, Chief Financial Officer, at 5985 McLaughlin Road, Mississauga, Ontario, Canada L5R 1B8 (Telephone: (905) 361-3633).  Our recent filings with the Commission may also be obtained over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file or furnish with or to the Commission at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities and copying charges.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.         Indemnification of Directors and Officers

Section 124 of the Canada Business Corporations Act, or the CBCA, provides:

(1)

A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)

A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)

A corporation may not indemnify an individual under subsection (1) unless the individual: (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)

A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5)

Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfils the conditions set out in subsection (3).

(6)

A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual (a) in the individual’s capacity as a director or officer of the corporation; or (b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7)

A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)	An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)	On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

In accordance with the CBCA, the By-laws of the Company provide that:

Subject to the provisions of the CBCA, the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or at the Company’s request on behalf of any such body corporate), and such director or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer of the Company or such body corporate (or by reason of having undertaken such liability); and the Company shall with the approval of the court indemnify a person in respect of an action by or on behalf of the Company or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the Company or body corporate, against all costs, charges and expenses reasonably incurred by such director or officer in connection with such action if in the case such director or officer:

(a)                                  acted honestly and in good faith with a view to the best interests of the Company; and

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Notwithstanding the foregoing, the Company shall, without requiring the approval of a court, indemnify any person referred to above, in respect of an action by or on behalf of the Company or body corporate to procure a judgment in its favor who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or body corporate, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has satisfied the appropriate conditions in (a) and (b) above.

The Company may also indemnify such person in such other circumstances as the CBCA or law permits or requires. These provisions shall be in addition to and not in substitution for any rights, immunities and protections to which any director or officer is otherwise entitled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Company has entered into indemnification agreements with each of its directors and officers (each an “Indemnified Party”) pursuant to which the Company has agreed to indemnify and save harmless the Indemnified Party (i) from and against all costs, charges, damages, awards, settlements, liabilities, fines, penalties, statutory obligations, professional fees and retainers and other expenses of whatever nature or kind, provided that any such costs, charges, professional fees and other expenses shall be reasonable (collectively, “Expenses”) sustained or incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding to which the Indemnified Party is involved by reason of being or having been a director and/or officer; and (ii) from and against all Expenses sustained or incurred by the Indemnified Party as a result of serving as a director and/or officer in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by the Indemnified Party as a director and/or officer, whether before or after the effective date of the indemnification agreement. The foregoing indemnification also applies to an Indemnified Party in respect of such party’s service, at the Company’s request, as an officer or director of another corporation or similar role with another entity.  In addition to any payment of advances in respect of any Expenses to the Indemnified Party upon such party’s request, an Indemnified Party is entitled to be reimbursed out-of-pocket Expenses for such party’s cooperation in any investigation, or participation as a witness or otherwise (other than as a named party in a proceeding), if so requested by the Company. If, at the time of the Company’s request, an Indemnified Party is not a full-time employee of the Company, such party will be entitled to receive a per diem in respect of such cooperation and/or participation.

The indemnification provided to the Indemnified Party is only available if the Indemnified Party meets the standards of conduct set out in the applicable indemnification agreement, meaning that the Indemnified Party acted honestly and in good faith with a view to the best interests of the Company, and in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful (collectively, the “Indemnification Criteria”). The Indemnified Party will be deemed, subject to compelling evidence to the contrary, to have acted in good faith and/or the best interests of the Company. The Company will have the burden of establishing the absence of good faith.

The forgoing indemnification will not apply to (a) claims initiated by the Indemnified Party against the Company except for claims relating to the enforcement of the indemnification agreement; (b) claims initiated by the Indemnified Party against any other person or entity unless the Company or other party has joined with the Indemnified Party in, or consented to the initiation of that proceeding; and (c) claims by the Company for the forfeiture and recovery by the Company of bonuses or other compensation received by the Indemnified Party from the Company due to the Indemnified Party’s violation of applicable securities or other laws.  In addition, if the Indemnification Criteria are not satisfied, the Indemnified Party must repay all amounts paid thereto by the Company pursuant to the indemnification agreement.

Pursuant to the indemnification agreements, the Company is required to maintain liability insurance to support its liabilities thereunder. To that end, the Company has purchased liability insurance for the benefit of itself and the directors and officers of the Company and certain subsidiaries. Protection is provided to directors and officers for wrongful acts, including any actual or alleged error, misstatement, misleading statement, act, omission, neglect, or breach of duty by any director or officer in his or her insured capacity. The insurance coverage has an annual policy limit of US$10 million plus an additional US$20 million available to directors and officers exclusively for non-indemnifiable claims. There is a deductible of US$250,000 for any claim made against the Company. There is no deductible for non-indemnifiable claims made against directors and officers. The cost of this insurance is approximately US$342,050 annually.

Item 9.         Exhibits

The following exhibits have been filed as part of the Registration Statement:

Exhibit No.	Description
3.1*

Articles of Incorporation (incorporated by reference from Exhibit 99.2 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.2*

Articles of Arrangement (incorporated by reference from Exhibit 99.4 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.3*

Certificate of Arrangement (incorporated by reference from Exhibit 99.5 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.4*

Articles of Amendment to the Company’s Articles of Incorporation (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on March 9, 2010)

3.5*

By-law No. 1 (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.6*

Amendment to By-law No. 1 (incorporated by reference from Exhibit 1.6 to the Company’s Annual Report on Form 20-F, File No. 000-31815, filed with the Securities and Exchange Commission on March 26, 2010)

4.1*

Specimen Common Share Certificate (incorporated by reference from Exhibit 2.1 to the Company’s Annual Report on Form 20-F, File No. 000-31815, filed with the Securities and Exchange Commission on March 26, 2010)

4.2*

Settlement Agreement dated May 21, 2010 between the Company and Alpha Capital Anstalt (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed on May 25, 2010)

4.3*

Settlement Agreement dated May 21, 2010 between the Company and Iroquois Master Fund Ltd. (incorporated by reference from Exhibit 99.4 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed on May 25, 2010)

5.1	Opinion of Torys LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Torys LLP (contained in Exhibit 5.1)
24.1*	Powers of Attorney (included in Part II of the Company’s Registration Statement on Form F-3, File No. 333-167078, filed on May 25, 2010)

*                 Previously filed.

Item 10.         Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C under the Securities Act of 1933, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Country of Canada, on June 23, 2010.

HYDROGENICS CORPORATION

By:	/s/ Lawrence E. Davis
Lawrence E. Davis
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	June 23, 2010
Daryl Wilson	(Principal Executive Officer) and Director

/s/ Lawrence E. Davis	Chief Financial Officer	June 23, 2010
Lawrence E. Davis	(Principal Financial Officer)

*	Vice President, Finance and Corporate Controller	June 23, 2010
Jennifer Barber	(Principal Accounting Officer)

*	Director	June 23, 2010
Douglas Alexander

Director
Mike Cardiff

Director
Joseph Cargnelli

*
Henry J. Gnacke	Director	June 23, 2010

*	Director	June 23, 2010
Norman M. Seagram

* By:	/s/ Lawrence E. Davis
Lawrence E. Davis
Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Hydrogenics Corporation in the United States, on June 23, 2010.

HYDROGENICS USA, INC.

By:	/s/ Lawrence E. Davis
Lawrence E. Davis
Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
3.1*

Articles of Incorporation (incorporated by reference from Exhibit 99.2 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.2*

Articles of Arrangement (incorporated by reference from Exhibit 99.4 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.3*

Certificate of Arrangement (incorporated by reference from Exhibit 99.5 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.4*

Articles of Amendment to the Company’s Articles of Incorporation (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on March 9, 2010)

3.5*

By-law No. 1 (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.6*

Amendment to By-law No. 1 (incorporated by reference from Exhibit 1.6 to the Company’s Annual Report on Form 20-F, File No. 000-31815, filed with the Securities and Exchange Commission on March 26, 2010)

4.1*

Specimen Common Share Certificate (incorporated by reference from Exhibit 2.1 to the Company’s Annual Report on Form 20-F, File No. 000-31815, filed with the Securities and Exchange Commission on March 26, 2010)

4.2*

Settlement Agreement dated May 21, 2010 between the Company and Alpha Capital Anstalt (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed on May 25, 2010)

4.3*

Settlement Agreement dated May 21, 2010 between the Company and Iroquois Master Fund Ltd. (incorporated by reference from Exhibit 99.4 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed on May 25, 2010)

5.1	Opinion of Torys LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Torys LLP (contained in Exhibit 5.1)
24.1*	Powers of Attorney (included in Part II of the Company’s Registration Statement on Form F-3, File No. 333-167078, filed on May 25, 2010)

*	Previously filed.